EXHIBIT 99.1

3D Systems Reports
Third Quarter 2020 Financial Results

ROCK HILL, South Carolina - November 5, 2020 - 3D Systems Corporation (NYSE:DDD) announced today its financial results for the third quarter ended September 30, 2020.

Third Quarter Financial and Operational Results

~~•~~Q3 2020 GAAP revenue of $135.1 million, compared to $155.3 million in Q3 2019 and $112.1 million in Q2 2020
•Q3 2020 GAAP loss of $0.61 per share compared to a loss of $0.15 per share in Q3 2019; Included in the third quarter 2020 net loss was a $48.3 million ($0.41 per share) pre-tax non-cash goodwill impairment charge
•Q3 2020 Non-GAAP loss of $0.03 per share compared to a loss of $0.04 per share in Q3 2019 and a loss of $0.13 per share in Q2 2020
•Q3 2020 Non-GAAP operating income was break-even
•$25 million of equity was issued in Q3 2020 under the company's at-the-market equity program; none is expected to be issued in Q4 2020

	Quarter Ended September 30,		Nine Months Ended September 30,
(in millions, expect per share data)	2020	2019	2020	2019
Revenue	$135.1	$155.3	$381.9	$464.5
Operating loss	$(67.6)	$(11.9)	$(119.7)	$(52.4)
Net Loss	$(72.9)	$(16.8)	$(129.8)	$(65.0)
Basic and Diluted Loss per Share	$(0.61)	$(0.15)	$(1.12)	$(0.57)

Non-GAAP measures for year-over-year comparisons (1)
Non-GAAP operating income (loss)	$—	$(0.3)	$(15.8)	$(4.4)
Non-GAAP loss	$(4.1)	$(4.5)	$(23.7)	$(15.1)
Non-GAAP Basic and Diluted Loss per Share	$(0.03)	$(0.04)	$(0.20)	$(0.13)
(1) See Appendix for reconciliation of GAAP and non-GAAP operating loss, net loss and net loss per share.

Summary Comments on Third Quarter Results

Commenting on the quarter, CEO, Dr. Jeffrey Graves, said, “While the challenges of the pandemic persist, we were pleased to deliver strong sequential quarterly growth in both our Healthcare and Industrial businesses of approximately 20%, as markets incrementally opened around the world. While volatility continues, we anticipate these trends continuing as we move forward through our fourth quarter. With our restructuring efforts on track to deliver our targeted $60 million in savings on a run-rate basis by year end, we are pleased with our progress in the quarter and believe we will exit the year a much more efficient, highly focused additive manufacturing company that is well positioned as a market leader in this exciting industry.”

Dr. Graves continued, “From a balance sheet perspective, we have made substantial progress in our divestiture of non-core assets, and, earlier this week, were pleased to announce an agreement on the sale of our Cimatron and GibbsCAM software businesses, the focus of which is subtractive manufacturing technology. This sale, which we expect will close in the coming weeks, will strengthen our balance sheet and help ensure our ability to execute our planned restructuring activities, while maintaining critical investments for growth in our core businesses. We continue to pursue further divestitures of non-core assets to occur in the months ahead.”

Summary of Third Quarter Results

Revenue for the third quarter of 2020 decreased 13.0% compared to the same period last year and increased 20.6% compared to the second quarter of 2020. The results reflect a rebound in customer activity from the worst of the pandemic-related shutdowns. Revenue from Healthcare increased 6.1% to $59.8 million, compared to the same period last year, driven by stronger sales to the dental market. Industrial sales decreased 23.8% to $75.3 million, compared to the same period last year, as decreases were in all products, materials and services across all geographies.

Gross profit margin in the third quarter of 2020 was 43.4% compared to 43.3% in the same period last year. Non-GAAP gross profit margin was 43.5% compared to 44.4% in the same period last year. Products gross profit margin decreased primarily due to the under absorption of supply chain overhead, resulting from lower production, while services gross profit margin improved.

Operating expenses increased 59.4% to $126.2 million in the third quarter of 2020, compared to the same period a year ago. On a non-GAAP basis, operating expenses were $58.8 million, a 15.2% decrease from the third quarter of the prior year. The lower non-GAAP operating expenses reflect savings achieved from cost restructuring activities as well as reduced hiring and lower travel expenses resulting from the coronavirus pandemic.

Included in operating expenses is a $48.3 million pre-tax non-cash goodwill impairment charge. The goodwill impairment was identified in connection with an interim goodwill impairment test. The interim test was necessitated by our identification of certain impairment triggering events associated with the decline of the company’s share price ultimately due to the impact on the business environment from the COVID-19 pandemic. The impairment charge will not result in any cash expenditures and will not affect the company’s cash position, liquidity, availability or covenant test under its senior secured term loan facility and its senior secured revolving credit facility.

Financial Liquidity

At September 30, 2020, the company had cash on hand of $75.3 million, total debt of $21.7 million and a $100 million unused revolving credit facility with approximately $30.6 million of availability based on the terms of the agreement. Cash on hand has decreased $58.4 million since December 31, 2019. The uses of cash included $26.5 million for repayments of debt, $32.6 million for operations, $12.5 million for payments to purchase noncontrolling interests and $11.0 million for capital expenditures, partially offset by proceeds of $25.0 million from the issuance of common stock.

Under its at-the-market equity program (“ATM Program”), the company issued $25 million of common stock during the third quarter and has a further $125 million available. However, given the company's improving performance, the anticipated completion of the sale of the Cimatron and GibbsCAM businesses and receipt of proceeds from the sale, 3D Systems does not expect to issue shares of its common stock as part of its ATM Program during the fourth quarter of 2020. Following completion of the sale of the Cimatron and GibbsCAM businesses, 3D Systems plans to evaluate the continued need for the ATM Program and may ultimately elect to terminate such program.

Q3 2020 Conference Call and Webcast
3D Systems expects to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 with the Securities and Exchange Commission today, November 5, 2020. The company will host a conference call and simultaneous webcast to discuss these results tomorrow morning, which may be accessed as follows:

Date: Friday, November 6, 2020
Time: 10:00 a.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in this Press Release
To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, the company reported non-GAAP measures excluding the impact of amortization of intangibles, acquisition and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems
More than 30 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading Additive Manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in Healthcare and Industrial markets such as Medical and Dental, Aerospace & Defense, Automotive and Durable Goods. More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
September 30, 2020 and December 31, 2019

(In thousands, except par value)	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$75,264	$133,665
Accounts receivable, net of reserves — $8,243 and $8,762	98,755	109,408
Inventories	126,882	111,106
Prepaid expenses and other current assets	34,671	18,991
Total current assets	335,572	373,170
Property and equipment, net	81,433	92,940
Intangible assets, net	36,888	48,338
Goodwill	179,536	223,176
Right of use assets	44,366	36,890
Deferred income tax asset	6,502	5,408
Other assets, net	22,985	27,390
Total assets	$707,282	$807,312
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$1,758	$2,506
Current right of use liabilities	9,431	9,569
Accounts payable	41,674	49,851
Accrued and other liabilities	66,749	63,095
Customer deposits	4,463	5,712
Deferred revenue	36,353	32,231
Total current liabilities	160,428	162,964
Long-term debt, net of deferred financing costs	19,804	45,215
Long-term right of use liabilities	44,521	35,402
Deferred income tax liability	5,121	4,027
Other liabilities	48,890	45,808
Total liabilities	278,764	293,416
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 127,664 and 121,266	128	120
Additional paid-in capital	1,404,265	1,371,564
Treasury stock, at cost — 3,456 shares and 3,670 shares	(22,590)	(18,769)
Accumulated deficit	(923,473)	(793,709)
Accumulated other comprehensive loss	(29,812)	(37,047)
Total 3D Systems Corporation stockholders' equity	428,518	522,159
Noncontrolling interests	—	(8,263)
Total stockholders’ equity	428,518	513,896
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$707,282	$807,312

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations
Quarter and Nine Months Ended September 30, 2020 and 2019

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
Revenue:
Products	$77,267	$94,506	$217,572	$280,611
Services	57,880	60,766	164,340	183,913
Total revenue	135,147	155,272	381,912	464,524
Cost of sales:
Products	49,010	58,044	150,395	166,809
Services	27,510	29,947	80,591	91,430
Total cost of sales	76,520	87,991	230,986	258,239
Gross profit	58,627	67,281	150,926	206,285
Operating expenses:
Selling, general and administrative	59,065	58,275	167,213	195,036
Research and development	18,866	20,940	55,107	63,654
Impairment of goodwill	48,300	—	48,300	—
Total operating expenses	126,231	79,215	270,620	258,690
Loss from operations	(67,604)	(11,934)	(119,694)	(52,405)
Interest and other (expense) income, net	(2,419)	(2,818)	(7,598)	(6,774)
Loss before income taxes	(70,023)	(14,752)	(127,292)	(59,179)
Provision for income taxes	(2,866)	(2,010)	(2,472)	(5,793)
Net loss	(72,889)	(16,762)	(129,764)	(64,972)
Less: net income attributable to noncontrolling interests	—	81	—	195
Net loss attributable to 3D Systems Corporation	$(72,889)	$(16,843)	$(129,764)	$(65,167)

Net loss per share available to 3D Systems Corporation common stockholders - basic and diluted	$(0.61)	$(0.15)	$(1.12)	$(0.57)

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2020 and 2019

	Nine Months Ended September 30,
(in thousands)	2020	2019
Cash flows from operating activities:
Net loss	$(129,764)	$(64,972)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	34,830	39,305
Stock-based compensation	16,621	19,221
Provision for inventory obsolescence and revaluation	10,894	—
Loss on hedge accounting de-designation	1,235	—
Provision for bad debts	1,039	1,152
Loss on the disposition of property, equipment and other assets	434	1,620
Provision for deferred income taxes	—	(1,346)
Impairment of goodwill and assets	54,072	1,728
Changes in operating accounts:
Accounts receivable	12,668	12,290
Inventories	(23,987)	6,481
Prepaid expenses and other current assets	(15,376)	(3,122)
Accounts payable	(9,166)	(12,885)
Deferred revenue and customer deposits	2,714	4,491
Accrued and other current liabilities	6,309	1,199
All other operating activities	4,828	4,922
Net cash (used in) provided by operating activities	(32,649)	10,084
Cash flows from investing activities:
Purchases of property and equipment	(11,015)	(18,265)
Proceeds from sale of assets	552	1,620
Purchase of noncontrolling interest	(12,500)	(2,500)
Other investing activities	504	(1,744)
Net cash used in investing activities	(22,459)	(20,889)
Cash flows from financing activities:
Proceeds from revolving credit facilities	20,000	—
Payments on revolving credit facilities	(20,000)	—
Proceeds from borrowings/long-term debt	—	100,000
Repayment of borrowings/long-term debt	(26,547)	(66,013)
Proceeds from issuance of common stock	25,003	—
Proceeds from inventory financing agreements	2,509	—
Payments related to net-share settlement of stock-based compensation	(5,034)	(3,029)
Other financing activities	296	(1,125)
Net cash (used in) provided by financing activities	(3,773)	29,833
Effect of exchange rate changes on cash, cash equivalents and restricted cash	526	(1,400)
Net (decrease) increase in cash, cash equivalents and restricted cash	(58,355)	17,628
Cash, cash equivalents and restricted cash at the beginning of the period (a)	134,617	110,919
Cash, cash equivalents and restricted cash at the end of the period (a)	$76,262	$128,547

(a)The amounts for cash and cash equivalents shown above include restricted cash of $998 and $931 as of September 30, 2020 and 2019, respectively, and $952 and $921 as of December 31, 2019, and 2018, respectively, which were included in Other assets, net, in the condensed consolidated balance sheets.

3D Systems Corporation
Loss Per Share
Quarter and Nine Months Ended September 30, 2020 and 2019

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
Numerator for basic and diluted net loss per share:
Net loss attributable to 3D Systems Corporation	$(72,889)	$(16,843)	$(129,764)	$(65,167)

Denominator for basic and diluted net loss per share:
Weighted average shares	118,527	114,053	116,216	113,587

Net loss per share - basic and diluted	$(0.61)	$(0.15)	$(1.12)	$(0.57)

3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter and Nine Months Ended September 30, 2020 and 2019

	Quarter Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2020	2019	2020	2019
GAAP Operating income (loss)	$(67.6)	$(11.9)	$(119.7)	$(52.4)
Adjustments:
Amortization, stock-based compensation & other (1)	7.2	10.9	29.3	35.7
Legal, acquisition and divestiture related (2)	0.2	(0.7)	0.7	5.2
Cost optimization plan, including severance costs (3)	11.9	1.4	14.7	7.1
Product end-of-life adjustment (5)	—	—	10.9	—
Goodwill impairment (6)	48.3	—	48.3	—
Non-GAAP Operating income (loss)	$—	$(0.3)	$(15.8)	$(4.4)

	Quarter Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2020	2019	2020	2019
GAAP Net loss	$(72.9)	$(16.8)	$(129.8)	$(65.2)
Adjustments:
Amortization, stock-based compensation & other (1)	7.2	10.9	29.3	35.7
Legal, acquisition and divestiture related (2)	0.4	(0.2)	0.8	7.0
Cost optimization plan, including severance costs (3)	11.9	1.4	14.7	7.1
Impairment of cost-method investments (4)	1.1	0.3	2.2	0.3
Product end-of-life adjustment (5)	—	—	10.9	—
Goodwill impairment (6)	48.3	—	48.3	—
Non-GAAP net loss	$(4.1)	$(4.5)	$(23.7)	$(15.1)
Non-GAAP net income per share available to 3D Systems common stock holders - basic and diluted (7)	$(0.03)	$(0.04)	$(0.20)	$(0.13)

(1) For the quarter ended September 30, 2020, the adjustment included $0.1 in COGS and $7.1 in SG&A. For the quarter ended September 30, 2019, the adjustment included $0.1 in COGS and $10.8 in SG&A. For the nine months ended September 30, 2020, the adjustment included $0.3 in COGS and $29.0 in SG&A. For the nine months ended September 30, 2019, the adjustment included $0.3 in COGS and $35.4 in SG&A.
(2) For the quarter ended September 30, 2020, the adjustment included $0.1 in COGS, $0.1 in SG&A; the net loss adjustment also included $0.2 in other income (expense). For the quarter ended September 30, 2019 the adjustment included $(0.2) in Revenue, $0.7 in COGS, $(1.2) in SG&A; the net loss adjustment also included $0.5 in other income (expense). For the nine months ended September 30, 2020, the adjustment included $0.3 in COGS, $0.4 in SG&A; the net loss adjustment also included $— in other income (expense). For the nine months ended September 30, 2019, the adjustment included $(2.9) in Revenues, $4.0 in COGS, $4.1 in SG&A; and the net loss adjustment also included $1.8 in other income (expense).
(3) For the quarter ended September 30, 2020, the adjustment included $11.9 in SG&A. For the quarter ended September 30, 2019, the adjustment included $1.0 in COGS and $0.4 in SG&A. For the nine months ended September 30, 2020, the adjustment included $0.7 in COGS, $13.8 in SG&A, $0.1 in R&D. For the nine months ended September 30, 2019, the adjustment included $1.7 in COGS, $5.0 in SG&A and $0.3 in R&D.
(4) For the quarter and nine months ended September 30, 2020 the net loss adjustment included $1.1 and $2.2, respectively, in interest and other income (expense), net. For the quarter and nine months ended September 30, 2019 the net loss adjustment included $0.3 in interest and other income (expense), net.
(5) For the nine months ended September 30, 2020 , the adjustment included $10.9 in COGS.
(6) For the quarter and nine months ended September 30, 2020, the adjustment included $48.3 in Impairment of goodwill.
(7) Denominator based on weighted average shares used in the GAAP EPS calculation.

* Tables may not foot due to rounding; amounts calculated based on dollars in thousands.